Exhibit 99.1

PRESS RELEASE

Autoliv to acquire LiDAR and Time of Flight camera expertise

(Stockholm, Sweden, September 28, 2017) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, has signed an agreement to acquire certain assets of a Swedish based LiDAR specialist company.

Located in Stockholm and Skellefteå, Sweden, Fotonic i Norden AB is a LiDAR and Time of Flight camera specialist that designs, develops, and manufactures these products. The acquisition represents a transfer of certain intellectual property rights, development and prototyping assets and development resources of Fotonic i Norden AB, including about 35 engineering experts in the field of LiDAR and Time of Flight cameras.

“LiDAR and Time of Flight cameras are important sensors to make autonomous driving a reality. We are very pleased that this strong and knowledgeable team is joining our company, thereby further improving Autoliv’s already strong competence and expertise in LiDAR and vision algorithms,” says Johan Löfvenholm, President Autoliv Electronics.

The announcement complements the collaboration with Velodyne. The transaction is expected to close before year-end 2017, and is subject to customary closing conditions. The acquired assets and resources will become part of the Autoliv Electronics segment.

Inquiries:

Thomas Jönsson, Group Vice President Communications.  Tel +46 (0)8 58 72 06 27

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with 70,000 employees in 27 countries. In addition, the Company has 22 technical centers in ten countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2016 amounted to about US $10.1 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements, including statements regarding the ability to close the transaction and transfer the relevant rights, assets and resources, are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc.	Autoliv North America
Box 70381, 107 24 Stockholm, Sweden	26545 American Drive
Visiting address: World Trade Center,	Southfield, MI 48034, USA
Klarabergsviadukten 70, B7, 111 64 Stockholm	Phone: +1 (248) 794 4537
Phone: +46 (0)8 587 20627	E-mail: ray.pekar@autoliv.com
E-mail: thomas.jonsson@autoliv.com